                      ARTICLES OF TRANSFER

                             BETWEEN

           ALLIANCE MULTI-MARKET STRATEGY TRUST, INC.
                    (a Maryland corporation)

                               and

                ALLIANCE WORLD INCOME TRUST, INC.
                    (a Maryland corporation)


         ALLIANCE WORLD INCOME TRUST, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the Transferor), and ALLIANCE MULTI-MARKET STRATEGY TRUST, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the Transferee), hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST:         The Transferor agrees to sell and
transfer to the Transferee and the Transferee agrees to acquire, substantially all of the property and assets of the Transferor. The terms and conditions of the sale and the manner of carrying the same into effect are more particularly set forth in these Articles of Transfer (the Articles).

         SECOND:   The name of the Transferor is Alliance World
Income Trust, Inc. The Transferor is a corporation organized under the laws of the State of Maryland with its principal office in Baltimore, Maryland. Neither the Transferor nor the Transferee owns any interest in land in Maryland. The name of the Transferee is Alliance Multi-Market Strategy Trust, Inc. The Transferee is a corporation organized under the laws of the State of Maryland.

         THIRD:    The Transferee was organized as a corporation
under the laws of the State of Maryland on March 7, 1991.

         FOURTH:   The address of the Transferees principal place
of business is 1345 Avenue of the Americas, New York, New York
10105 and of its principal office in Maryland is 300 East Lombard
Street, Baltimore, Maryland 21202.

         FIFTH:    The name and address of the Transferees
resident agent in the State of Maryland for purposes of Section
3-109 of the Maryland General Corporation Law are The Corporation
Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland
21202.

         SIXTH:    The terms and conditions of the transaction
set forth in these Articles were advised, authorized, and approved by the Transferor and the Transferee in the manner and by the vote required by their respective Charters and the laws of the State of Maryland. The manner of approval by the Transferor and the Transferee was as follows:

         (a) The Board of Directors of the Transferor, at a special meeting duly held on July 15, 1998, adopted resolutions which declared that the proposed transaction was advisable on substantially the terms and conditions set forth or referred to in the resolutions, as described in these Articles, and directed that the proposed transaction be submitted for consideration at a special meeting of stockholders of the Transferor.

         (b) Notice which stated that a purpose of the meeting was to act on the proposed transaction was given by the Transferor to the stockholders of the Transferor as required by law.

         (c) At a meeting duly held on October 12, 1998, the proposed transaction was approved by the holders of at least a majority of the outstanding shares of the Transferor.

         (d) The Board of Directors of the Transferee at a meeting duly held on July 15, 1998, adopted resolutions which approved the proposed transaction on substantially the terms and conditions set forth or referred to in the resolutions, as described in these Articles.

         SEVENTH: The nature and amount of the consideration paid, transferred or issued by the Transferee for the property and assets of the Transferor is as follows:

         The Transferee will (i) assume all liabilities of the Transferor, and (ii) issue and deliver to the Transferor for distribution to the holders of the full and fractional shares of Common Stock par value $.002 per share of the Transferor (the Transferor Shares), full and fractional shares of Class C Common Stock par value $.001 per share of the Transferee (the Transferee Shares) equal in number and value to the number and value of the outstanding Transferor Shares as multiplied by the agreed upon exchange ratio. The exchange ratio for any class of the Transferor Shares shall be the net asset value per share of that class of Transferor Shares divided by the net asset value per share of the corresponding class of the Transferee Shares. The Agreement and Plan of Reorganization and Liquidation, dated October 12, 1998, between the Transferor and the Transferee is attached hereto as Exhibit I.

         EIGHTH:   These Articles shall be effective at 5:00
p.m., Eastern Time, on October 16, 1998.

         IN WITNESS WHEREOF, the Transferor has caused these Articles of Transfer to be signed in its name and on its behalf by its President and witnessed by its Secretary as of October 15, 1998. The undersigned President of the Transferor acknowledges in the name and on behalf of the Transferor, the foregoing Articles of Transfer to be the corporate act of the Transferor and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein by the Transferor are true in all material respects, under the penalties of perjury.


WITNESS                           ALLIANCE WORLD INCOME
                                    TRUST, INC.


/s/ Edmund P. Bergan, Jr.         /s/ John D. Carifa
__________________________   By:_______________________
Edmund P. Bergan, Jr.             John D. Carifa
Secretary                         President

         IN WITNESS WHEREOF, the Transferee has caused these Articles of Transfer to be signed in its name and on its behalf by its President and witnessed by its Secretary as of October 15, 1998. The undersigned President of the Transferee acknowledges in the name and on behalf of the Transferee the foregoing Articles of Transfer to be the act of the Transferee, and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein by the Transferee are true in all material respects, under the penalties of perjury.


WITNESS                      ALLIANCE MULTI-MARKET STRATEGY
                                  TRUST, INC.


/s/ Edmund P. Bergan, Jr.            /s John D. Carifa
__________________________        By:__________________________
Edmund P. Bergan, Jr.                  John D. Carifa
Secretary                              President
































                                5
00250182.AW5